The information in this pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2012

CITIGROUP FUNDING INC.
November    , 2012
Medium-Term Notes, Series D
Pricing Supplement No. 2012-MTNDG
(to Underlying Supplement No. 1 dated May 23, 2012,
Prospectus Supplement dated May 12, 2011 and Prospectus dated May 12, 2011)
Registration Statement Nos. 333-172554 and 333-172554-01
Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS
Autocallable Contingent Coupon Equity Linked Securities
Based on the S&P 500® Index due December    , 2017
$1,000 per Security
Any Payments Due from Citigroup Funding Inc. Fully and Unconditionally Guaranteed by Citigroup Inc.
•	The securities will mature on December , 2017 (expected to be December 1, 2017), subject to automatic early redemption.
•	The stated principal amount and issue price will be $1,000 per security.
•
Unlike conventional debt securities, the securities do not provide for repayment of the stated principal amount at maturity in all circumstances, do not provide for fixed payments of interest and are subject to automatic early redemption on a quarterly basis beginning November   , 2014 (expected to be November 28, 2014).  The payments on the securities, including your payment at maturity (if the securities are not earlier redeemed) and any coupon payments on the securities, and whether the securities are automatically redeemed, all depend on the performance of the S&P 500® Index, which we refer to as the “underlying index.”

•
Contingent coupon.  On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 1.250% to 1.375% of the stated principal amount of the securities (equal to an annualized rate of 5.00% to 5.50%) if and only if the closing level of the underlying index on the related valuation date is greater than or equal to the downside threshold level.  The actual contingent coupon rate will be determined on the pricing date.  If the closing level of the underlying index on any quarterly valuation date is less than the downside threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing level of the underlying index is less than the downside threshold level on all twenty quarterly valuation dates, you will not receive any contingent coupon payments over the term of the securities.

•
Automatic early redemption.  If the closing level of the underlying index is greater than or equal to the initial index level on any valuation date occurring on or after November    , 2014 (expected to be November 28, 2014), the securities will be automatically redeemed on the related contingent coupon payment date for an amount in cash per security equal to $1,000 plus the related contingent coupon payment.  In that case, you will not receive any additional contingent coupon payments following the redemption.  The securities are not subject to automatic early redemption prior to the contingent coupon payment date related to the valuation date occurring on November    , 2014 (expected to be November 28, 2014).

•	Payment at maturity. If the securities are not automatically redeemed prior to maturity, your payment at maturity, for each security you then hold, will be an amount in cash equal to:
o	If the final index level is greater than or equal to the downside threshold level: $1,000 plus the contingent coupon payment due at maturity.
o	If the final index level is less than the downside threshold level: the product of (i) $1,000 and (ii) the final index level divided by the initial index level.
If the final index level is less than the downside threshold level, your payment at maturity will be less, and possibly significantly less, than $800 per security and you will not receive any contingent coupon payment at maturity.
•	The “final index level” will equal the closing level of the underlying index on the final valuation date.
•	The “downside threshold level” equals , 80% of the initial index level.
•	The “initial index level” equals , the closing level of the underlying index on the pricing date.
•	The “pricing date” is November , 2012 (expected to be November 28, 2012), the date on which the securities are priced for initial sale to the public.
•
The “valuation dates” are expected to be the 28th of each February, May, August and November, beginning on February 28, 2013 and ending on November 28, 2017 (the “final valuation date”), subject to postponement for non-scheduled trading days and certain market disruption events.

•
The “contingent coupon payment date” for any valuation date will be the third business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date.

•
Any return on the securities will be limited to the sum of your contingent coupon payments, if any.  Investors in the securities will not receive any dividend yield on the stocks included in the underlying index or share in any appreciation of the underlying index over the term of the securities, but investors will bear the full downside risk of the underlying index if the final index level is less than the downside threshold level.  If the securities are automatically redeemed, the term of the securities may be limited to as short as two years and you will not receive any contingent coupon for any subsequent valuation date.

•	All payments on the securities are subject to the credit risk of Citigroup Inc.
•
The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity.  You should not invest in the securities unless you are willing to hold them to maturity.

•	The CUSIP for the securities is 1730T0ZK8. The ISIN for the securities is US1730T0ZK86.
Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PS-3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this pricing supplement or the accompanying underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are not deposits or savings accounts but are unsecured debt obligations of Citigroup Funding Inc. The securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.
	Per Security		Total
Public Offering Price	$1,000.00	$
Underwriting Fee(1)	$25.00	$
Proceeds to Citigroup Funding Inc. (2)	$975.00	$
(1) Citigroup Global Markets Inc., an affiliate of Citigroup Funding Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $25.00 for each $1,000 security sold in this offering. The actual underwriting fee per security will be equal to $25.00 for each security sold by Citigroup Global Markets Inc. directly to the public and will otherwise be equal to the selling concession provided to selected dealers, as described in this paragraph. Selected dealers not affiliated with Citigroup Global Markets Inc. will receive a selling concession of up to $25.00 for each security they sell. Certain broker-dealers affiliated with Citigroup Global Markets Inc., including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, will receive a fixed selling concession, and financial advisors employed by such affiliated broker-dealers will receive a fixed sales commission, of $25.00 for each $1,000 security they sell.  Citigroup Global Markets Inc. will pay the registered representatives of Citigroup Global Markets Inc. a sales commission of $25.00 for each $1,000 security they sell. Additionally, it is possible that Citigroup Global Markets Inc. and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. You should refer to “Risk Factors” and “Plan of Distribution; Conflicts of Interest” in this pricing supplement for more information.
(2) The per security proceeds to Citigroup Funding Inc. indicated above represent the minimum per security proceeds to Citigroup Funding Inc. for any security, assuming the maximum per security underwriting fee of $25.00. As noted in footnote (1), the underwriting fee is variable. You should refer to “Risk Factors” and “Plan of Distribution; Conflicts of Interest” in this pricing supplement for more information.
Citigroup Global Markets Inc. expects to deliver the securities to purchasers on or about December       , 2012.
Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

Preliminary Terms
Issuer:	Citigroup Funding Inc. (“Citigroup Funding”)
Guarantee:
Any payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, because the securities are not principal protected, you may lose the entire stated principal amount of your securities.

Securities:	Autocallable Contingent Coupon Equity Linked Securities Based on the S&P 500® Index due December , 2017
Underlying index:	S&P 500® Index
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Aggregate stated principal amount:	$
Pricing date:	November , 2012 (expected to be November 28, 2012)
Issue date:	December , 2012 (three business days after the pricing date)
Valuation dates:
Expected to be the 28th of each February, May, August and November, beginning on February 28, 2013 and ending on November 28, 2017 (the “final valuation date”), subject to postponement for non-scheduled trading days and certain market disruption events.

Maturity date:	December , 2017 (expected to be December 1, 2017)
Contingent coupon:
On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 1.250% to 1.375% of the stated principal amount of the securities (equal to an annualized rate of 5.00% to 5.50%) if and only if the closing level of the underlying index on the related valuation date is greater than or equal to the downside threshold level.  The actual contingent coupon rate will be determined on the pricing date.  If the closing level of the underlying index on any quarterly valuation date is less than the downside threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing level of the underlying index is less than the downside threshold level on all twenty quarterly valuation dates, you will not receive any contingent coupon payments over the term of the securities.

Contingent coupon payment dates:
The contingent coupon payment date for any valuation date will be the third business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date.

Automatic early redemption:
If the closing level of the underlying index is greater than or equal to the initial index level on any valuation date occurring on or after November    , 2014 (expected to be November 28, 2014), the securities will be automatically redeemed on the related contingent coupon payment date for an amount in cash per security equal to $1,000 plus the related contingent coupon payment. In that case, you will not receive any additional contingent coupon payments following the redemption.  The securities are not subject to automatic early redemption prior to the contingent coupon payment date related to the valuation date occurring on November    , 2014 (expected to be November 28, 2014).

Payment at maturity:
If the securities are not automatically redeemed prior to maturity, your payment at maturity, for each security you then hold, will be an amount in cash equal to:
•      If the final index level is greater than or equal to the downside threshold level:
$1,000 + the contingent coupon payment due at maturity
•      If the final index level is less than the downside threshold level:
$1,000 × (the final index level  /  the initial index level)
If the final index level is less than the downside threshold level, your payment at maturity will be less, and possibly significantly less, than $800 per security and you will not receive any contingent coupon payment at maturity.

Initial index level:	, the closing level of the underlying index on the pricing date
Final index level:	The closing level of the underlying index on the final valuation date
Downside threshold level:	, 80% of the initial index level
Risk factors:	Please see “Risk Factors” beginning on page PS-3.
Clearing and settlement:	DTC
Listing:
The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity.  You should not invest in the securities unless you are willing to hold them to maturity.

Underlying index publisher:	S&P Dow Jones Indices LLC
Calculation agent:	Citigroup Global Markets Inc. (“Citigroup Global Markets”)
Trustee:	The Bank of New York Mellon (as successor trustee under an indenture dated June 1, 2005)
CUSIP / ISIN:	1730T0ZK8 / US1730T0ZK86

RISK FACTORS

Because the terms of the securities differ from those of conventional debt securities, an investment in the securities entails significant risks not associated with an investment in conventional debt securities, including, among other things, fluctuations in the value of the underlying index and other events that are difficult to predict and beyond our control.  You should read the risk factors below together with the risk factors contained in the section “Risk Factors” in the accompanying prospectus supplement and the description of risks relating to the underlying index contained in the section “Risk Factors” beginning on page 1 in the accompanying underlying supplement.  You should also carefully read the risk factors included in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

The securities do not guarantee return of any principal.

Unlike conventional debt securities, the securities do not provide for the full repayment of the stated principal amount in all circumstances.  If the securities have not been automatically redeemed prior to maturity and if the final index level is less than the downside threshold level, you will lose 1% of the stated principal amount of your securities for every 1% by which the final index level is less than the initial index level.  See “Hypothetical Examples of Amounts Payable on the Securities” below.

You will not receive any contingent coupon payment for any quarter in which the closing level of the underlying index is less than the downside threshold level on the related valuation date.

A contingent coupon payment will be made on a quarterly contingent coupon payment date if and only if the closing level of the underlying index on the related valuation date is greater than or equal to the downside threshold level.  If the closing level of the underlying index is less than the downside threshold level on any valuation date, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing level of the underlying index remains below the downside threshold level on each valuation date over the term of the securities, you will not receive any contingent coupon payments over the term of the securities.

Your opportunity to receive any contingent coupon payments may be limited by the automatic early redemption feature or by a depreciation in the closing level of the underlying index below the downside threshold level.

The securities will generate their maximum potential total return if the closing level of the underlying index is less than the initial index level on each of the first nineteen quarterly valuation dates, but is not less than the initial index level by more than 20% on any of the twenty valuation dates.  In this scenario, the securities will pay a contingent coupon on each of the twenty quarterly contingent coupon payment dates and you will be repaid your stated principal amount at maturity.  In all other scenarios, you will not receive a contingent coupon on each of the contingent coupon payment dates, because either the underlying index has appreciated causing an automatic early redemption or has depreciated below the downside threshold level. Additionally, if at maturity the closing level of the underlying index has depreciated below the downside threshold level, you will lose 1% of the stated principal amount of your securities for every 1% by which the final index level is less than the initial index level.

For example, if the closing level of the underlying index is greater than or equal to the initial index level on any of the valuation dates occurring on or after November    , 2014 (expected to be November 28, 2014), the securities will be automatically redeemed on the related contingent coupon payment date.  If the securities are redeemed early, you will not receive any additional contingent coupon payments after the redemption and may not be able to reinvest your funds in another investment that offers comparable terms or returns.  The term of your investment in the securities may be limited to as short as two years by the automatic early redemption feature of the securities and your return on your securities will be limited to the sum of your contingent coupon payments paid on the first eight contingent coupon payment dates.  If the underlying index depreciates by more than 20% from the pricing date to any of the quarterly valuation dates, you will not receive any contingent coupon payment on the related contingent coupon payment date.

The securities may be adversely affected by volatility in the closing level of the underlying index.

If the closing level of the underlying index is volatile, or if the volatility of the underlying index increases over the term of the securities, it is more likely that you will not receive one or more contingent coupon payments or will not receive the full stated principal amount of the securities at maturity.  This is because greater volatility in the closing level of the underlying index is associated with a greater likelihood that the closing level of the underlying index will be less than the downside threshold level on one or more valuation dates.  You should understand that, in general, the higher the contingent coupon rate determined on the pricing date, the greater the expected likelihood as of the pricing date that the closing level of the underlying index will be less than the downside threshold level on one or more valuation dates, such that you would not receive one or more contingent coupon payments or the full stated principal amount of the securities at maturity.

Volatility refers to the magnitude and frequency of changes in the level of the underlying index over any given period.  Although the underlying index may theoretically experience volatility in either a positive or a negative direction, the level of the underlying index is much more likely to decline as a result of volatility than to increase.

Historically, the level of the underlying index has been volatile. From January 3, 2007 to November 13, 2012, the closing level of the underlying index has been as low as 676.53 and as high as 1,565.15.

The performance of the securities will depend on the closing level of the underlying index solely on the relevant valuation dates, which makes the securities particularly sensitive to volatility of the underlying index.

The performance of the securities—including the payments on the securities and whether the securities are automatically called prior to maturity—will depend on the closing level of the underlying index on only twenty dates (or fewer, if the securities are automatically redeemed prior to maturity).  Whether the contingent coupon will be paid for any given quarter will depend solely on the closing level of the underlying index on the related valuation date, and if the securities are not earlier redeemed, your payment at maturity will depend solely on the closing level of the underlying index on the final valuation date.  You will not receive the contingent coupon payment for a given quarter and you will not receive the full stated principal amount of your securities at maturity if the closing level of the underlying index on the related valuation date is less than the downside threshold level, even if the closing level of the underlying index is greater than the downside threshold level on other days during the term of the securities.  Moreover, your securities will be automatically redeemed prior to maturity if the closing level of the underlying index is greater than or equal to the initial index level on any of the valuation dates occurring on or after November    , 2014 (expected to be November 28, 2014), even if the closing level of the underlying index is less than the initial index level on other days during the term of the securities.

Because the performance of the securities depends on the closing level of the underlying index on twenty or fewer dates, the securities will be particularly sensitive to volatility in the closing level of the underlying index.  Even if the closing level of the underlying index does, in general, decline moderately over the term of the securities, the securities may nevertheless not perform as well as expected, and your investment may result in a loss, if volatility in the underlying index results in a closing level on a valuation date that deviates from the general trend.  You should understand that the underlying index has historically been highly volatile.

You may be exposed to the full negative performance, but will not participate in any positive performance, of the underlying index.

Even though you will be subject to the risk of a decline in the level of the underlying index, you will not participate in any appreciation in the level of the underlying index over the term of the securities.   Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any.  Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in the appreciation of the underlying index.  You should not invest in the securities if you seek to participate in any appreciation of the underlying index.

The securities are subject to the credit risk of Citigroup Inc., and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the value of the securities.

You are subject to the credit risk of Citigroup Inc., Citigroup Funding’s parent company and the guarantor of any payments due on the securities.  The securities are not guaranteed by any entity other than Citigroup Inc.  If we default on our obligations and Citigroup Inc. defaults on its guarantee obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the value of the securities prior to maturity will be affected by changes in the market’s view of Citigroup Inc.’s creditworthiness. Any decline, or anticipated decline, in Citigroup Inc.’s credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking Citigroup Inc. credit risk is likely to adversely affect the value of the securities.

The securities will not be listed on any securities exchange and you may not be able to sell your securities prior to maturity.

The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities.

Citigroup Global Markets intends to make a secondary market in relation to the securities and to provide an indicative bid price on a daily basis. Any indicative bid prices provided by Citigroup Global Markets shall be determined in Citigroup Global Markets’ sole discretion, taking into account prevailing market conditions, and shall not be a representation by Citigroup Global Markets that any instrument can be purchased or sold at such prices (or at all).

Notwithstanding the above, Citigroup Global Markets may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. Consequently, there may be no market for the securities and investors should not assume that such a market will exist. Accordingly, an investor must be prepared to hold the securities until the maturity date. Where a market does exist, to the extent that an investor wants to sell the securities, the price may, or may not, be at a discount from the stated principal amount.

The inclusion of underwriting fees and projected profit from hedging in the issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Citigroup Global Markets may be willing to purchase the securities in secondary market transactions will likely be lower than the public offering price because the public offering price of the securities will include, and secondary market prices are likely to exclude, underwriting fees paid with respect to the securities, as well as the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. Any secondary market price for the securities is also likely to be reduced by the costs of unwinding the related hedging transactions at the time of the secondary market transaction. Our affiliates may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction. Any secondary market prices may differ from values determined by pricing models used by Citigroup Global Markets, as a result of dealer discounts, mark-ups or other transaction costs.

The value of the securities prior to maturity will fluctuate based on many unpredictable factors.

The value of the securities  prior to maturity will fluctuate based on the closing level of the underlying index and a number of other factors, including those described below.  Some of these factors are interrelated in complex ways.  As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The paragraphs below describe what we expect to be the impact on the value of the securities of a change in a specific factor, assuming all other conditions remain constant.  You should understand that the value of your securities at any time prior to maturity may be significantly less than the stated principal amount.

Closing Level of the Underlying Index.  We expect that the value of the securities at any time will depend substantially on the closing level of the underlying index at that time.  If the closing level of the underlying index declines following the pricing date, the value of your securities, if any, will also likely decline, perhaps significantly.  The closing level of the underlying index will be influenced by the value and volatility of the stocks that constitute the underlying  index, as well as by complex and interrelated political, economic, financial and other factors that can affect the capital markets generally. Our, or our counterparties’, hedging activity, the issuance of other securities similar to the securities and trading and other activities by us, our affiliates or other market participants can also affect the closing level of the underlying index.

Volatility of the Underlying Index.  If the expected volatility of the underlying index increases during the term of the securities, the value of the securities is likely to decrease because of a perceived increase in the likelihood that the closing level of the underlying index on any valuation date will be less than the downside threshold level.

Dividend Yield.  If the dividend yield on the stocks included in the underlying index increases, we expect that the value of the securities may decrease.  You will not be entitled to receive any dividends paid on the stocks included in the underlying index and any amounts you receive on the securities will generally not reflect the value of such dividend payments.

Interest Rates. We expect that the value of the securities will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the value of the securities may decrease.

Time Remaining to Maturity.  At any given time, a portion of the value of the securities will be attributable to time value, which is based on the amount of time then remaining to maturity.  If you sell the securities at any time prior to maturity, you will be giving up any increase in the time value of the securities that may result as the time remaining to maturity shortens.

Credit Ratings, Financial Condition and Results of Operations of Citigroup Funding and Citigroup Inc. Actual or anticipated changes in the financial condition or results of operations of Citigroup Inc. or the credit ratings, financial condition or results of operations of Citigroup Inc. or Citigroup Funding may affect the value of the securities. The securities are subject to the credit risk of Citigroup Inc., the guarantor of the payments due on the securities.

Investing in the securities is not equivalent to investing in the underlying index or the stocks included in the underlying index.

You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks included in the underlying index.  As of November 13, 2012, the stocks included in the underlying index average a dividend yield of 2.25% per year, which, if this dividend yield remained constant for the term of the securities (and the securities were not redeemed prior to maturity), would be equivalent to 11.25% (calculated on a simple interest basis) over the term of the securities.  However, it is impossible to predict whether the dividend yield over the term of the securities will be higher, lower or the same as this dividend yield or the average dividend yield during any other period.  Moreover, because the return on the securities is limited to the sum of your contingent coupon payments, if any, even if the final index level greatly exceeds the initial index level, you will not share in any appreciation of the underlying index over the term of the securities.  Accordingly, the securities are not a suitable investment for investors who are looking to receive returns that reflect the performance of the underlying index.

Our offering of the securities does not constitute a recommendation of the underlying index.

You should not take our offering of the securities as an expression of our views about how the underlying index will perform in the future or as a recommendation to invest in the underlying index, including through an investment in the securities.  As we are part of a global financial institution, our affiliates may, and often do, have positions (including short positions) in the stocks included in the underlying index and/or other financial instruments related to the underlying index and/or stocks included in the underlying index that conflict with an investment in the securities.  You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

Our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in the securities and may do so in the future, and any such research, opinions or recommendations could adversely affect the closing level of the underlying index.

Citigroup Global Markets and other of our affiliates may publish research from time to time relating to the financial markets or the underlying index that may influence the closing level of the underlying index and the value of the securities.  Citigroup Global Markets and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the securities.  Any research, opinions or recommendations expressed by such affiliates of ours may not be consistent with each other and may be modified from time to time without notice.  Investors should make their own independent investigation of the underlying index and the merits of investing in the securities.

The level of the underlying index and, therefore, the value of the securities may be affected by our or our affiliates’ hedging and other trading activities.

In anticipation of the sale of any issuance of the securities, we expect to hedge our obligations under the securities through certain affiliated or unaffiliated counterparties, who may take positions in stocks included in the underlying index and/or in instruments, such as options, swaps or futures, related to the underlying index and/or stocks included in the underlying index. We or our counterparties may also adjust this hedge during the term of the securities and close out or unwind this hedge on or before a valuation date, which may involve our counterparties purchasing or selling such stocks or instruments.  This hedging activity on or prior to the pricing date could potentially affect the level of the underlying index on the pricing date.  Additionally, this hedging activity during the term of the securities, including on or near a valuation date, could affect the level of the underlying index on such valuation date and, therefore, affect the likelihood of your receiving a contingent coupon payment or of the securities being automatically redeemed.  This hedging activity may present a conflict of interest between your interest as a holder of the securities and the interests we and/or our counterparties, which may be our affiliates, have in executing, maintaining and adjusting hedging transactions. These hedging activities could also affect the price, if any, at which Citigroup Global Markets may be willing to purchase your securities in the secondary market.

Citigroup Global Markets and other of our affiliates may also trade in the stocks included in the underlying index and other financial instruments related to the underlying index and/or stocks included in the underlying index on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers.  As with our or our affiliates’ hedging activity, this trading activity could affect the level of the underlying index and, therefore, the performance of the securities.

It is possible that these hedging or trading activities could result in substantial returns for our affiliates while the value of the securities declines.

We and our affiliates may have economic interests that are adverse to those of the holders of the securities as a result of our affiliates’ business activities.

Our affiliates may currently or from time to time engage in business with the issuers of the stocks included in the underlying index.  These activities may include extending loans to, making equity investments in or providing advisory services to such issuers, including merger and acquisition advisory services.  In the course of this business, our affiliates may acquire non-public information about the issuers of the stocks included in the underlying index, and we will not disclose any such information to you.  Any prospective purchaser of the securities should undertake an independent investigation of the underlying index as in its judgment is appropriate to make an informed decision with respect to an investment in the securities. We do not make any representation or warranty to any purchaser of the securities with respect to any matters whatsoever relating to our affiliates’ business with the issuers of the stocks included in the underlying index.

If any of our affiliates is or becomes a creditor of an issuer of the stocks included in the underlying index or otherwise enter into any transaction with such issuer in the course of our business, such affiliate may exercise remedies against that issuer without regard to the impact on your interests as a holder of the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the level of the underlying index.  To the extent that we or one of our affiliates does so, our or their interests with respect to these products may be adverse to those of the holders of the securities.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

The historical performance of the underlying index is not an indication of the future performance of the underlying index.

The historical performance of the underlying index, which is included in this pricing supplement, should not be taken as an indication of the future performance of the underlying index during the term of the securities. Changes in the level of the underlying index will affect the value of the securities and the payments you will receive on the securities, but it is impossible to predict whether the level of the underlying index will fall or rise.

Adjustments to the underlying index could adversely affect the value of the securities.

The underlying index publisher may add, delete or substitute the stocks constituting the underlying index or make other methodological changes that could change the level of the underlying index. The underlying index publisher may also discontinue or suspend calculation or publication of the underlying index at any time. In this circumstance, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

You will have no rights against the underlying index publisher.

You will have no rights against the underlying index publisher, even though any contingent coupon payable to you and any amount you receive at maturity will depend on the closing level of the underlying index. The underlying index publisher is not in any way involved in this offering and has no obligations relating to the securities or the holders of the securities.

The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities.

As calculation agent, Citigroup Global Markets, our affiliate, will determine whether the closing level of the underlying index is less than the downside threshold level or greater than or equal to the initial index level on any valuation date, any contingent coupon payable to you, whether the securities are automatically redeemed and, if not, your payment at maturity.  Determinations made by Citigroup Global Markets in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor index or calculation of the closing level of the underlying index in the event of the unavailability or discontinuance of the underlying index or the occurrence of a market disruption event, may adversely affect any amounts payable to you on the securities.

The U.S. federal tax consequences of an investment in the securities are unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities described herein.  If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.  As described below under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

As described in this pricing supplement under “United States Federal Tax Considerations,” in connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat a portion of each coupon payment as attributable to interest and the remainder to option premium.  However, in light of the uncertain treatment of the securities, it is possible that other persons having withholding or information reporting responsibility in respect of the securities may treat a security differently, for instance, by treating the entire coupon payment as ordinary income at the time received or accrued by a holder and/or treating some or all of each coupon payment on a security as subject to withholding tax at a rate of 30%.  If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld. Both U.S. and non-U.S. persons considering an investment in the securities should review carefully the section of this pricing supplement entitled “United States Federal Tax Considerations” and consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

DESCRIPTION OF THE SECURITIES

You should read this pricing supplement together with the accompanying underling supplement, prospectus supplement and prospectus before making your decision to invest in the Securities. The description in this pricing supplement of the particular terms of the Securities supplements, and, to the extent inconsistent with, replaces, the descriptions of the general terms and provisions of the debt securities set forth in the accompanying prospectus supplement and prospectus.

      You may access the underlying supplement, prospectus supplement and prospectus on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for May 23, 2012 and May 12, 2011 on the SEC Web site):

▪	Underlying Supplement No. 1 filed on May 23, 2012: http://www.sec.gov/Archives/edgar/data/831001/000095010312002745/dp30789_424b2-us1.htm

▪	Prospectus and Prospectus Supplement filed on May 12, 2011: http://www.sec.gov/Archives/edgar/data/831001/000095012311049309/y91273b2e424b2.htm

General

The Autocallable Contingent Coupon Equity Linked Securities Based on the S&P 500® Index due December       , 2017 (the “Securities”) are senior unsecured debt securities issued by Citigroup Funding under the senior debt indenture described in the accompanying prospectus supplement and prospectus.  All payments due on the Securities are fully and unconditionally guaranteed by Citigroup Inc. The Securities will constitute part of the senior debt of Citigroup Funding and will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding.  As a result of the guarantee by Citigroup Inc., any payments due on the Securities will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc.  All payments on the Securities are subject to the credit risk of Citigroup Inc.

Unlike conventional debt securities, the Securities do not provide for repayment of the stated principal amount at maturity in all circumstances, do not provide for fixed payments of interest and are subject to automatic early redemption on a quarterly basis beginning November      ,  2014 (expected to be November 28, 2014).  The payments on the Securities, including your payment at maturity (if the Securities are not earlier redeemed) and any coupon payments on the Securities, and whether the Securities are automatically redeemed, all depend on the performance of the S&P 500® Index.  We refer to such index as the “Underlying Index” and to the publisher of such index as the “Underlying Index Publisher.”

Each Security represents a stated principal amount of $1,000.  You may transfer the Securities only in units of $1,000 and integral multiples of $1,000.  You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances.  Instead, we will issue the Securities in the form of a global certificate, which will be held by The Depository Trust Company (“DTC”) or its nominee.  Direct and indirect participants in DTC will record beneficial ownership of the Securities by individual investors.  Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the Securities through the accounts those systems maintain with DTC.  You should refer to the section “Description of the Securities—Book-Entry System” in the accompanying prospectus supplement and the section “Description of Debt Securities—Book-Entry Procedures and Settlement” in the accompanying prospectus.

Reference is made to the accompanying prospectus supplement and prospectus for a detailed summary of additional provisions of the Securities and of the senior debt indenture under which the Securities will be issued.

Please note that certain terms used in the following sections are defined below under “—Certain Important Definitions.”

Contingent Coupon Payments

On each quarterly Contingent Coupon Payment Date, unless previously redeemed, the Securities will pay a contingent coupon (the “Contingent Coupon”) equal to 1.250% to 1.375% of the stated principal amount of the Securities (equal to an annualized rate of 5.00% to 5.50%) if and only if the Closing Level of the Underlying Index on the related Valuation Date is greater than or equal to the Downside Threshold Level.  The actual Contingent Coupon rate will be determined on the Pricing Date.  If the Closing Level of the Underlying Index on any quarterly Valuation Date is less than the Downside Threshold Level, you will not receive any Contingent Coupon payment on the related Contingent Coupon Payment Date, and if the Closing Level of the Underlying Index is less than the Downside Threshold Level on all twenty quarterly Valuation Dates, you will not receive any Contingent Coupon payments over the term of the Securities.

The Contingent Coupon payment, if any, will be payable to the persons in whose names the Securities are registered at the close of business on the Business Day immediately preceding the applicable Contingent Coupon Payment Date (each such day, a “Regular Record Date”), except that the Contingent Coupon payment due upon early redemption or at maturity, if any, will be payable to the persons who receive cash upon such early redemption or at maturity, as applicable.

Automatic Early Redemption

If, on any of the Valuation Dates beginning on November    , 2014 (expected to be November 28, 2014), the Closing Level of the Underlying Index is greater than or equal to the Initial Index Level, the Securities will be automatically redeemed on the related Contingent Coupon Payment Date for an amount in cash per Security equal to $1,000 plus the related Contingent Coupon payment.  In that case, you will not receive any additional Contingent Coupon payments following the redemption.

Your Payment at Maturity

The Securities will mature on December    , 2017 (the “Maturity Date”) (expected to be December 1, 2017), subject to automatic early redemption.  If the Securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity, for each Security you then hold, an amount in cash equal to:

o	If the Final Index Level is greater than or equal to the Downside Threshold Level: $1,000 plus the Contingent Coupon payment due at maturity.

o	If the Final Index Level is less than the Downside Threshold Level: the product of (i) $1,000 and (ii) the Final Index Level divided by the Initial Index Level.

If the Final Index Level is less than the Downside Threshold Level, your payment at maturity will be less, and possibly significantly less, than $800 per Security and you will not receive any Contingent Coupon payment at maturity.

Any return on the Securities will be limited to the sum of your Contingent Coupon payments, if any.  Investors in the Securities will not receive any dividend yield on the stocks included in the Underlying Index or share in any appreciation of the Underlying Index over the term of the Securities, but investors will bear the full downside risk of the Underlying Index if the Final Index Level is less than the Downside Threshold Level.  If the Securities are automatically redeemed, the term of the Securities may be limited to as short as two years and you will not receive any Contingent Coupon for any subsequent Valuation Date.

Certain Important Definitions

 “Business Day” means any day  that is not a Saturday, a Sunday or a day on which the securities exchanges or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

The “Calculation Agent” means Citigroup Global Markets, an affiliate of Citigroup Funding, or any successor appointed by Citigroup Funding.

The “Closing Level” of the Underlying Index on any date of determination will be the closing level of the Underlying Index as published by the Underlying Index Publisher on any day, subject to the terms described under “—Discontinuance or Material Modification of the Underlying Index” below.  If the Closing Level of the Underlying Index is not published by the Underlying Index Publisher on any date of determination, the Closing Level on that date will be the closing level of the Underlying Index as calculated by the Calculation Agent in accordance with the formula for and method of calculating the Underlying Index last in effect prior to the failure to publish, but using only those securities included in the Underlying Index immediately prior to such failure to publish.  If a Market Disruption Event occurs with respect to the

Underlying Index on any date of determination, the Calculation Agent may, in its sole discretion, determine the Closing Level of the Underlying Index on such date either (x) pursuant to the immediately preceding sentence (using its good faith estimate of the value of any security included in the Underlying Index as to which an event giving rise to the Market Disruption Event has occurred) or (y) if available, using the closing level of the Underlying Index on such day as published by the Underlying Index Publisher.

The “Contingent Coupon Payment Date” for a Valuation Date will be the third Business Day after such Valuation Date (as it may be postponed pursuant to “—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” if applicable), except that the Contingent Coupon Payment Date for the Final Valuation Date will be the Maturity Date.

The “Downside Threshold Level” will be        , 80% of the Initial Index Level.

The “Final Index Level” will equal the Closing Level of the Underlying Index on the Final Valuation Date.

The “Initial Index Level” equals       , the Closing Level of the Underlying Index on the Pricing Date.

The “Pricing Date” means November    , 2012 (expected to be November 28, 2012), the date on which the Securities are priced for initial sale to the public.

The “Underlying Index Publisher” means S&P Dow Jones Indices LLC.

The “Valuation Dates” are expected to be the 28th of each February, May, August and November, ending November 28, 2017 (the “Final Valuation Date”).  Each scheduled Valuation Date will be subject to postponement for non-Scheduled Trading Days and Market Disruption Events as provided under “—Consequences of a Market Disruption Event; Postponement of a Valuation Date” below.

Consequences of a Market Disruption Event; Postponement of a Valuation Date

If a Market Disruption Event occurs on any scheduled Valuation Date, the Calculation Agent may, but is not required to, postpone the Valuation Date to the next succeeding Scheduled Trading Day on which a Market Disruption Event does not occur; provided that the Valuation Date may not be postponed for more than five consecutive Scheduled Trading Days or, in any event, past the Scheduled Trading Day immediately preceding the Maturity Date.  In addition, if any scheduled Valuation Date is not a Scheduled Trading Day, the Valuation Date will be postponed to the next succeeding day that is a Scheduled Trading Day, but in no event past the Business Day immediately preceding the Maturity Date.

If a Market Disruption Event occurs on any Valuation Date and the Calculation Agent does not postpone the Valuation Date, or if any Valuation Date is postponed for any reason to the last date to which it may be postponed, in each case as described above, then the Closing Level to be determined on such date will be determined as set forth in the definition of “Closing Level” above.

Certain Definitions

The “Closing Time” on any day for any Exchange or Related Exchange is the Scheduled Closing Time for such Exchange or Related Exchange on such day or, if earlier, the actual closing time of such Exchange or Related Exchange on such day.

An “Exchange” means, with respect to any security included in the Underlying Index, the principal exchange or market on which trading in such security occurs.

An “Exchange Business Day” means, with respect to the Underlying Index, any Scheduled Trading Day for the Underlying Index on which the Exchange(s) for each security included in the Underlying Index and each Related Exchange for the Underlying Index are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time.

A “Market Disruption Event” means, with respect to the Underlying Index, as determined by the Calculation Agent,

(1)           the occurrence or existence of any suspension of or limitation imposed on trading by the relevant Exchange or otherwise (whether by reason of movements in price exceeding limits permitted by the relevant Exchange or otherwise) relating to securities that comprise 20 percent or more of the level of the Underlying Index, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Exchange;

(2)           the occurrence or existence of any suspension of or limitation imposed on trading by any Related Exchange or otherwise (whether by reason of movements in price exceeding limits permitted by the Related Exchange or otherwise) in futures or options contracts relating to the Underlying Index, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Related Exchange;

(3)           the occurrence or existence of any event (other than an Early Closure (as defined below)) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, securities that comprise 20 percent or more of the level of the Underlying Index on their relevant Exchanges, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Exchange;

(4)           the occurrence or existence of any event (other than an Early Closure) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Underlying Index on any Related Exchange for the Underlying Index, which the Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Related Exchange;

(5)           the closure on any Exchange Business Day of the Exchange(s) for securities comprising 20 percent or more of the level of the Underlying Index or any Related Exchange for the Underlying Index prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange or Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange or Related Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange or Related Exchange system for execution at the Scheduled Closing Time of such Exchange or Related Exchange on such Exchange Business Day (an “Early Closure”); or

(6)           the failure of the Exchange for any security included in the Underlying Index or any Related Exchange for the Underlying Index to open for trading during its regular trading session.

For purposes of this definition, the relevant percentage contribution of a security included in the Underlying Index to the level of the Underlying Index will be based on a comparison of the portion of the level of the Underlying Index attributable to that security to the level of the Underlying Index, in each case immediately before the applicable event that, if the 20 percent threshold is met, would be a Market Disruption Event.

A “Related Exchange” for the Underlying Index means each exchange where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Underlying Index.

The “Scheduled Closing Time” on any day for any Exchange or Related Exchange is the scheduled weekday closing time of such Exchange or Related Exchange on such day, without regard to after hours or any other trading outside of the regular trading session hours.

A “Scheduled Trading Day” with respect to the Underlying Index means, as determined by the Calculation Agent, a day on which the Exchange(s) for securities comprising more than 80 percent of the level of the Underlying Index (determined based on a comparison of the portion of the level of the Underlying Index attributable to that security to the level of the Underlying Index, in each case as of the close of the immediately preceding Scheduled Trading Day) and each Related Exchange, if any, for the Underlying Index are scheduled to be open for trading for their respective regular trading sessions.  If such Exchanges do not include at least one U.S. national securities exchange, such day must also be a Business Day.  Notwithstanding the foregoing, the Calculation Agent may, in its sole discretion, deem any day on which a Related Exchange for the applicable Index is not scheduled to be open for trading for its regular trading session, but on which the Exchange(s) for securities comprising more than 80 percent of the level of the Underlying Index are scheduled to be open for their regular trading sessions, to be a Scheduled Trading Day.

Discontinuance or Material Modification of the Underlying Index

If the Underlying Index is (i) not calculated and announced by the Underlying Index Publisher but is calculated and announced by a successor publisher acceptable to the Calculation Agent or (ii) replaced by a successor index that the Calculation Agent determines, in its sole discretion, uses the same or a substantially similar formula for and method of calculation as used in the calculation of the Underlying Index, in each case the Calculation Agent may deem that index (the “Successor Index”) to be the Underlying Index.  Upon the selection of any Successor Index by the Calculation Agent pursuant to this paragraph, references in this pricing supplement to the original Underlying Index will no longer be deemed to refer to the original Underlying Index and will be deemed instead to refer to that Successor Index for all purposes, and references in this pricing supplement to the Underlying Index Publisher will be deemed to be to the publisher of the Successor Index.  In such event, the Calculation Agent will make such adjustments, if any, to any level of the Underlying Index that is used for purposes of the Securities as it determines are appropriate in the circumstances.  Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause notice to be furnished to us and the trustee.

If a relevant Underlying Index Publisher (i) announces that it will make a material change in the formula for or the method of calculating the Underlying Index or in any other way materially modifies the Underlying Index (other than a modification prescribed in that formula or method to maintain the Underlying Index in the event of changes in constituent stock and capitalization and other routine events) or (ii) permanently cancels the Underlying Index and no Successor Index is chosen as described above, then the Calculation Agent will calculate the closing level of the Underlying Index on each subsequent date of determination in accordance with the formula for and method of calculating the Underlying Index last in effect prior to the change or cancellation, but using only those securities included in the Underlying Index immediately prior to such change or cancellation.  Such closing level, as calculated by the Calculation Agent, will be the relevant Closing Level for all purposes.

Notwithstanding these alternative arrangements, the discontinuance or material modification of the Underlying Index may adversely affect the value of your Securities.

No Redemption at the Option of the Holder; Defeasance

The Securities will not be subject to redemption at the option of any holder prior to maturity and will not be subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance.”

Events of Default and Acceleration

In case an event of default (as described in the accompanying prospectus) with respect to the Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities will be determined by the Calculation Agent and will equal, for each Security, the amount to be received at maturity, calculated as though the date of acceleration were the Final Valuation Date.  For purposes of the immediately preceding sentence, the portion of such payment attributable to the final Contingent Coupon payment, if any, will be prorated from and including the immediately preceding Contingent Coupon Payment Date to but excluding the date of acceleration.

In case of default under the Securities, whether in the payment of Contingent Coupon or any other payment or delivery due under the Securities, no interest will accrue on such overdue payment or delivery either before or after the Maturity Date.

Paying Agent and Trustee

Citibank, N.A. will serve as paying agent and registrar for the Securities and will also hold the global securities representing the Securities as custodian for DTC.  The Bank of New York Mellon, as successor trustee to JPMorgan Chase Bank, N.A. under an indenture dated as of June 1, 2005, will serve as trustee for the Securities.

The CUSIP for the Securities is 1730T0ZK8.  The ISIN for the Securities is US1730T0ZK86.

Calculation Agent

The Calculation Agent for the Securities will be Citigroup Global Markets, an affiliate of Citigroup Funding. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Funding, Citigroup Inc. and the holders of the Securities. The Calculation Agent is obligated to carry out its duties and functions in good faith and using its reasonable judgment.

Potential Future Events

It is possible that Citigroup Funding will merge into Citigroup Inc. in the near future.  If a merger occurs, Citigroup Inc. will assume all the obligations of Citigroup Funding under the Securities, as required by the indenture under which the Securities are issued.

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE ON THE SECURITIES

The examples below illustrate the total amount you may receive on the Securities in a number of different hypothetical scenarios.  These examples are only hypothetical and do not indicate the actual payments you will receive on the Securities.  For purposes of the examples, the total return at early redemption or maturity is calculated by dividing (i) the difference between the stated principal amount and the hypothetical total amount you receive per Security over the term of the Securities by (ii) the stated principal amount.  Annualized returns are calculated on a simple interest basis, assuming no reinvestment of coupon payments. The examples are based on the following terms:

Stated Principal Amount:	$1,000 per Security
Valuation Dates:	A total of twenty quarterly Valuation Dates if the Securities are not automatically redeemed prior to maturity
Hypothetical Initial Index Level:	1,400
Hypothetical Downside Threshold Level:	1,120, which is 80% of the hypothetical Initial Index Level
Hypothetical Contingent Coupon Payment:	$12.50 (1.250% of the stated principal amount)

Hypothetical Examples of Amounts Payable on the Securities if the Securities Are Automatically Redeemed Prior to Maturity

The following examples illustrate the hypothetical payments on the Securities in scenarios in which the Securities are automatically redeemed prior to maturity.

Example 1: The Closing Level of the Underlying Index moderately decreases initially, but later increases relative to the Initial Index Level.

	Hypothetical Closing Level of Underlying Index	Contingent Coupon Payment per Security	Payment upon Redemption (Stated Principal Amount Plus Contingent Coupon Payment) per Security
Valuation Date 1	1,390.00	$12.50	N/A
Valuation Date 2	1,380.00	$12.50	N/A
Valuation Date 3	1,365.00	$12.50	N/A
Valuation Date 4	1,380.00	$12.50	N/A
Valuation Date 5	1,375.00	$12.50	N/A
Valuation Date 6	1,390.00	$12.50	N/A
Valuation Date 7	1,380.00	$12.50	N/A
Valuation Date 8	1,360.00	$12.50	N/A
Valuation Date 9	1,350.00	$12.50	N/A
Valuation Date 10	1,420.00	$12.50	$1,012.50

Total value received per Security:

$1,000 stated principal amount upon redemption + $125 in aggregate Contingent Coupon payments = $1,125

Total return at early redemption: 12.50%, equivalent to an annualized return of 5.00%

In this example, the hypothetical Closing Level of the Underlying Index is less than the Initial Index Level but greater than the Downside Threshold Level on each of the first nine Valuation Dates and greater than the Initial Index Level on the tenth Valuation Date.  The Securities would pay the Contingent Coupon on the first nine Contingent Coupon Payment Dates, because the Closing Level of the Underlying Index on each of the related Valuation Dates is greater than the Downside Threshold Level.  On the tenth Contingent Coupon Payment Date, because the Closing Level of the Underlying Index on the related Valuation Date is greater than the Initial Index Level, the Securities would be automatically redeemed for the stated principal amount plus the Contingent Coupon payment.  In this scenario, investors in the Securities would receive a total return of 12.50% over the 30-month term to early redemption, equivalent to an annualized return of 5.00%.

Example 2: The Closing Level of the Underlying Index increases after issuance of the Securities relative to the Initial Index Level.

	Hypothetical Closing Level of Underlying Index	Contingent Coupon Payment per Security	Payment upon Redemption (Stated Principal Amount Plus Contingent Coupon Payment) per Security
Valuation Date 1	1,400.00	$12.50	N/A
Valuation Date 2	1,410.00	$12.50	N/A
Valuation Date 3	1,420.00	$12.50	N/A
Valuation Date 4	1,430.00	$12.50	N/A
Valuation Date 5	1,440.00	$12.50	N/A
Valuation Date 6	1,450.00	$12.50	N/A
Valuation Date 7	1,460.00	$12.50	N/A
Valuation Date 8	1,455.00	$12.50	$1,012.50

Total value received per Security:

$1,000 stated principal amount upon redemption + $100 in aggregate Contingent Coupon payments = $1,100

Total return at early redemption: 10.00%, equivalent to an annualized return of 5.00%

In this example, the hypothetical Closing Level of the Underlying Index is greater than the Initial Index Level on each of the first eight Valuation Dates.  Because the Closing Level of the Underlying Index is greater than the Initial Index Level on the Valuation Date occurring on November   , 2014 (expected to be November 28, 2014), the Securities would be automatically redeemed on the related Contingent Coupon Payment Date for the stated principal amount plus the Contingent Coupon payment.  In this scenario, investors in the Securities would receive a total return of 10.00% over the two-year term to early redemption, equivalent to an annualized return of 5.00%.

Example 3: The Closing Level of the Underlying Index significantly decreases initially, but later increases relative to the Initial Index Level.

	Hypothetical Closing Level of Underlying Index	Contingent Coupon Payment per Security	Payment upon Redemption (Stated Principal Amount Plus Contingent Coupon Payment) per Security
Valuation Date 1	1,110.00	$0.00	N/A
Valuation Date 2	1,100.00	$0.00	N/A
Valuation Date 3	1,000.00	$0.00	N/A
Valuation Date 4	900.00	$0.00	N/A
Valuation Date 5	990.00	$0.00	N/A
Valuation Date 6	1,100.00	$0.00	N/A
Valuation Date 7	1,000.00	$0.00	N/A
Valuation Date 8	1,110.00	$0.00	N/A
Valuation Date 9	1,100.00	$0.00	N/A
Valuation Date 10	990.00	$0.00	N/A
Valuation Date 11	1,100.00	$0.00	N/A
Valuation Date 12	1,410.00	$12.50	$1,012.50

 Total value received per Security:

$1,000 stated principal amount upon redemption + $12.50 in aggregate Contingent Coupon payments = $1,012.50

Total return at early redemption: 1.25%, equivalent to an annualized return of approximately 0.42%

In this example, the hypothetical Closing Level of the Underlying Index is less than the Downside Threshold Level on each of the first eleven Valuation Dates but greater than the Initial Index Level on the twelfth Valuation Date.  The Securities would not pay any Contingent Coupon on the first eleven Contingent Coupon Payment Dates, because the Closing Level of the Underlying Index on each of the related Valuation Dates is less than the Downside Threshold Level.  On the twelfth Contingent Coupon Payment Date, because the Closing Level of the Underlying Index on the related

Valuation Date is greater than the Initial Index Level, the Securities would be automatically redeemed for the stated principal amount plus the Contingent Coupon payment.  In this scenario, investors in the Securities would receive a total return of 1.25% over the three-year term to early redemption, equivalent to an annualized return of approximately 0.42%.

In each of the first three examples, the automatic early redemption feature of the Securities would limit the term of the Securities to less than the full five-year term to maturity, and possibly to as short as two years.  If the Securities are redeemed early, you will not receive any additional Contingent Coupon payments after the redemption, and you may not be able to reinvest in other investments that offer comparable terms or returns.  Although, in each of these examples, the Closing Level of the Underlying Index on the Valuation Date immediately before redemption is greater than the Initial Index Level, investors in the Securities will not share in any appreciation of the Underlying Index.

Hypothetical Examples of Amounts Payable on the Securities if the Securities Are Not Redeemed Prior to Maturity

The following examples illustrate hypothetical payments on the Securities in scenarios in which the Securities are not automatically redeemed prior to maturity.

Example 4: The Closing Level of the Underlying Index moderately decreases over the term of the Securities.

	Hypothetical Closing Level of Underlying Index	Contingent Coupon Payment per Security	Payment upon Redemption (Stated Principal Amount Plus Contingent Coupon Payment) per Security
Valuation Date 1	1,390.00	$12.50	N/A
Valuation Date 2	1,380.00	$12.50	N/A
Valuation Date 3	1,370.00	$12.50	N/A
Valuation Date 4	1,360.00	$12.50	N/A
Valuation Date 5	1,350.00	$12.50	N/A
Valuation Date 6	1,340.00	$12.50	N/A
Valuation Date 7	1,350.00	$12.50	N/A
Valuation Date 8	1,360.00	$12.50	N/A
Valuation Date 9	1,320.00	$12.50	N/A
Valuation Date 10	1,310.00	$12.50	N/A
Valuation Date 11	1,280.00	$12.50	N/A
Valuation Date 12	1,290.00	$12.50	N/A
Valuation Date 13	1,275.00	$12.50	N/A
Valuation Date 14	1,270.00	$12.50	N/A
Valuation Date 15	1,260.00	$12.50	N/A
Valuation Date 16	1,250.00	$12.50	N/A
Valuation Date 17	1,200.00	$12.50	N/A
Valuation Date 18	1,150.00	$12.50	N/A
Valuation Date 19	1,170.00	$12.50	N/A
Valuation Date 20	1,200.00	$12.50	$1,012.50

Total value received per Security:

$1,000 stated principal amount at maturity + $250 in aggregate Contingent Coupon payments = $1,250

Total return at maturity: 25.00%, equivalent to an annualized return of 5.00%

In this example, the hypothetical Closing Level of the Underlying Index is less than the Initial Index Level but greater than the Downside Threshold Level on each of the twenty Valuation Dates.  The Securities would pay the Contingent Coupon on the first nineteen Contingent Coupon Payment Dates, because the Closing Level of the Underlying Index on each of the related Valuation Dates is greater than the Downside Threshold Level.  At maturity, because the Closing Level of the Underlying Index on the Final Valuation Date is greater than the Downside Threshold Level, investors would receive the stated principal amount of the Securities plus the Contingent Coupon payment.  In this scenario, investors in the Securities would receive a total return of 25.00% over the term of the Securities (equivalent to an annualized return of 5.00%), consisting of twenty Contingent Coupon payments of 1.25% each.  This example illustrates the maximum possible return on the Securities given the hypothetical terms of the Securities set forth above.

Example 5: The Closing Level of the Underlying Index moderately decreases initially, but later increases to a level greater than the Initial Index Level on the Final Valuation Date.

	Hypothetical Closing Level of Underlying Index	Contingent Coupon Payment per Security	Payment at Maturity (including the Contingent Coupon Payment, if applicable) per Security
Valuation Date 1	1,390.00	$12.50	N/A
Valuation Date 2	1,380.00	$12.50	N/A
Valuation Date 3	1,370.00	$12.50	N/A
Valuation Date 4	1,360.00	$12.50	N/A
Valuation Date 5	1,350.00	$12.50	N/A
Valuation Date 6	1,340.00	$12.50	N/A
Valuation Date 7	1,350.00	$12.50	N/A
Valuation Date 8	1,360.00	$12.50	N/A
Valuation Date 9	1,320.00	$12.50	N/A
Valuation Date 10	1,310.00	$12.50	N/A
Valuation Date 11	1,280.00	$12.50	N/A
Valuation Date 12	1,290.00	$12.50	N/A
Valuation Date 13	1,275.00	$12.50	N/A
Valuation Date 14	1,270.00	$12.50	N/A
Valuation Date 15	1,260.00	$12.50	N/A
Valuation Date 16	1,250.00	$12.50	N/A
Valuation Date 17	1,200.00	$12.50	N/A
Valuation Date 18	1,150.00	$12.50	N/A
Valuation Date 19	1,390.00	$12.50	N/A
Valuation Date 20	1,540.00	$12.50	$1,012.50

Total value received per Security:

$1,000 stated principal amount at maturity + $250 in aggregate Contingent Coupon payments = $1,250

Total return at maturity: 25.00%, equivalent to an annualized return of 5.00%

In this example, the hypothetical Closing Level of the Underlying Index is less than the Initial Index Level but greater than the Downside Threshold Level on each of the first nineteen Valuation Dates and greater than the Initial Index Level on the Final Valuation Date.  The Securities would pay the Contingent Coupon on the first nineteen Contingent Coupon Payment Dates, because the Closing Level of the Underlying Index on each of the related Valuation Dates is greater than the Downside Threshold Level.  At maturity, because the Closing Level of the Underlying Index on the Final Valuation Date is greater than the Downside Threshold Level, investors would receive the stated principal amount of the Securities plus the Contingent Coupon payment.  In this scenario, investors in the Securities would receive a total return of 25.00% over the term of the Securities (equivalent to an annualized return of 5.00%), consisting of twenty Contingent Coupon payments of 1.25% each.  This example illustrates the maximum possible return on the Securities given the hypothetical terms of the Securities set forth above.  Although the Closing Level of the Underlying Index on the Final Valuation Date is greater than the Initial Index Level by 10%, investors in the Securities will not share in any appreciation of the Underlying Index.

Example 6: The Closing Level of the Underlying Index decreases significantly to a level less than the Downside Threshold Level on each of the twenty Valuation Dates.

	Hypothetical Closing Level of Underlying Index	Contingent Coupon Payment per Security	Payment at Maturity (including the Contingent Coupon Payment, if applicable) per Security
Valuation Date 1	1,110.00	$0.00	N/A
Valuation Date 2	1,100.00	$0.00	N/A
Valuation Date 3	990.00	$0.00	N/A
Valuation Date 4	980.00	$0.00	N/A

Valuation Date 5	950.00	$0.00	N/A
Valuation Date 6	850.00	$0.00	N/A
Valuation Date 7	800.00	$0.00	N/A
Valuation Date 8	900.00	$0.00	N/A
Valuation Date 9	1,100.00	$0.00	N/A
Valuation Date 10	1,110.00	$0.00	N/A
Valuation Date 11	1,100.00	$0.00	N/A
Valuation Date 12	1,000.00	$0.00	N/A
Valuation Date 13	900.00	$0.00	N/A
Valuation Date 14	950.00	$0.00	N/A
Valuation Date 15	850.00	$0.00	N/A
Valuation Date 16	800.00	$0.00	N/A
Valuation Date 17	750.00	$0.00	N/A
Valuation Date 18	740.00	$0.00	N/A
Valuation Date 19	760.00	$0.00	N/A
Valuation Date 20	770.00	$0.00	$550.00

Total value received per security:

$550 + $0 in aggregate Contingent Coupon payments = $550

Total return at maturity: –45.00%

In this example, the hypothetical Closing Level of the Underlying Index is less than the Downside Threshold Level on each of the twenty Valuation Dates. In this scenario, the Securities would not pay any Contingent Coupon on any Contingent Coupon Payment Date, and at maturity investors would receive $550 per Security.  Investors in this scenario are fully exposed to the negative performance of the Underlying Index and would lose 45% of the stated principal amount of the Securities, for a total return at maturity, taking into account that the investor did not receive any Contingent Coupon payments, of −45.00%.

Example 7: The Closing Level of the Underlying Index steadily decreases over the term of the Securities to a Closing Level that is less than the Downside Threshold Level on the last five Valuation Dates.

	Hypothetical Closing Level of Underlying Index	Contingent Coupon Payment per Security	Payment at Maturity (including the Contingent Coupon Payment, if applicable) per Security
Valuation Date 1	1,390.00	$12.50	N/A
Valuation Date 2	1,380.00	$12.50	N/A
Valuation Date 3	1,365.00	$12.50	N/A
Valuation Date 4	1,350.00	$12.50	N/A
Valuation Date 5	1,330.00	$12.50	N/A
Valuation Date 6	1,310.00	$12.50	N/A
Valuation Date 7	1,290.00	$12.50	N/A
Valuation Date 8	1,285.00	$12.50	N/A
Valuation Date 9	1,275.00	$12.50	N/A
Valuation Date 10	1,260.00	$12.50	N/A
Valuation Date 11	1,250.00	$12.50	N/A
Valuation Date 12	1,200.00	$12.50	N/A
Valuation Date 13	1,210.00	$12.50	N/A
Valuation Date 14	1,180.00	$12.50	N/A
Valuation Date 15	1,150.00	$12.50	N/A
Valuation Date 16	1,000.00	$0.00	N/A
Valuation Date 17	900.00	$0.00	N/A

Valuation Date 18	800.00	$0.00	N/A
Valuation Date 19	760.00	$0.00	N/A
Valuation Date 20	770.00	$0.00	$550.00

Total value received per Security:

$550 + $187.50 in aggregate Contingent Coupon payments = $737.50

Total return at maturity: –26.25%

In this example, the hypothetical Closing Level of the Underlying Index is less than the Initial Index Level but greater than the Downside Threshold Level on each of the first fifteen Valuation Dates and less than the Downside Threshold Level on the last five Valuation Dates.  The Securities would pay the Contingent Coupon on the first fifteen Contingent Coupon Payment Dates, because the Closing Level of the Underlying Index on each of the related Valuation Dates is greater than the Downside Threshold Level, but the Securities would not pay any Contingent Coupon on the four Contingent Coupon Payment Dates prior to maturity or at maturity.  At maturity, because the Closing Level of the Underlying Index on the Final Valuation Date is less than the Downside Threshold Level, investors would receive $550 per Security.  In this scenario, investors in the Securities would lose 45% of the stated principal amount of the Securities, for a total return at maturity, taking into account Contingent Coupon payments totaling 18.75%, of –26.25%.

DESCRIPTION OF THE S&P 500® INDEX

General

The S&P 500® Index consists of 500 common stocks selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets.  It is calculated and maintained by S&P Dow Jones Indices LLC.  The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

“Standard & Poor’s,” “S&P” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Citigroup Funding and its affiliates.  For more information, see “Equity Index Descriptions—S&P 500® Index—License Agreement with S&P” in the accompanying underlying supplement.

Please refer to the sections “Risk Factors” and “Equity Index Descriptions—S&P 500® Index” in the accompanying underlying supplement for important disclosures regarding the Underlying Index, including certain risks that are associated with an investment linked to the Underlying Index.

 Historical Data on the S&P 500® Index

The following graph illustrates the historical performance of the S&P 500® Index based on the Closing Level thereof on each day such levels were available from January 3, 2007 through November 13, 2012.  We obtained the information in the graph below from Bloomberg Financial Markets, without independent verification.  Historical data on the S&P 500® Index are not indicative of the future performance of the S&P 500® Index or what the value of the Securities or any payments to you on the Securities may be.

On November 13, 2012, the Closing Level of the Underlying Index was 1,374.53.

PLAN OF DISTRIBUTION; CONFLICTS OF INTEREST

The terms and conditions set forth in the Amended and Restated Global Selling Agency Agreement dated August 26, 2011 among Citigroup Funding, Citigroup Inc. and the agents named therein, including Citigroup Global Markets, govern the sale and purchase of the Securities.

Citigroup Global Markets, acting as principal, has agreed to purchase from Citigroup Funding, and Citigroup Funding has agreed to sell to Citigroup Global Markets, $        aggregate stated principal amount of Securities (        Securities) for a minimum of $975.00 per Security, any payments due on which are fully and unconditionally guaranteed by Citigroup Inc.  Citigroup Global Markets proposes to sell the Securities in part directly to the public at the public offering price set forth on the cover page of this pricing supplement, in part to selected dealers not affiliated with Citigroup Global Markets at such public offering price less a variable selling concession of up to $25.00 per Security and in part to selected dealers affiliated with Citigroup Global Markets at such public offering price less a selling concession of $25.00 per Security.  Such selected dealers affiliated with Citigroup Global Markets include Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited.  Financial advisors employed by such affiliated broker-dealers or by Citigroup Global Markets will receive a fixed sales commission of $25.00 for each $1,000 Security they sell.  If all of the Securities are not sold at the initial offering price, Citigroup Global Markets may change the public offering price and other selling terms.

The Securities will not be listed on any securities exchange.

In order to hedge its obligations under the Securities, Citigroup Funding expects to enter into one or more swaps or other derivatives transactions with one or more of its affiliates. You should refer to the section “Risk Factors—The inclusion of underwriting fees and projected profit from hedging in the issue price is likely to adversely affect secondary market prices” in this pricing supplement, “Risk Factors—Citigroup Funding’s Hedging Activity Could Result in a Conflict of Interest” in the accompanying prospectus supplement and the section “Use of Proceeds and Hedging” in the accompanying prospectus.

Citigroup Global Markets is an affiliate of Citigroup Funding.  Accordingly, the offering will conform to the requirements set forth in Rule 5121 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. Client accounts over which Citigroup Inc., its subsidiaries or affiliates of its subsidiaries have investment discretion are not permitted to purchase the Securities, either directly or indirectly, without the prior written consent of the client.

For the following jurisdictions, please note specifically:

Brazil

The Securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission) and may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Mexico

Pursuant to the Mexican Securities Market Law, the Securities have not been, and will not be, registered with the Mexican National Registry of Securities and may not be offered or sold publicly in the United Mexican States.

Uruguay

In Uruguay, the Securities are being placed relying on a private placement (“oferta privada”) pursuant to section 2 of law 16,749. The Securities are not and will not be registered with the Central Bank of Uruguay to be publicly offered in Uruguay. The Securities do not qualify as an investment fund regulated by Uruguayan law 16,774, as amended.

Peru

The information contained in this pricing supplement has not been reviewed by the Comisión Nacional Supervisora de Empresas y Valores (Peru's National Corporations and Securities Supervisory Commission or CONASEV). Neither the Regulations for Initial Offers and Sale of Securities (CONASEV Resolution 141-98-EF/94.10) nor the

obligations regarding the information applicable to securities registered with the Registro Público del Mercado de Valores (Peruvian Stock Market Public Registry) apply to this private offering.

Bolivia

The offshore Securities are not governed by Bolivian legislation nor are they registered with or regulated by the Bolivian regulatory authorities.

WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased the Securities, namely a person who is:

 (a)  a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b)  a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the Securities under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless:

(i)   the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust);

(ii)  no consideration is or will be given for the transfer; or

(iii) the transfer is by operation of law.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the Securities.  Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans.  As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans.  Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the Securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Securities and related lending transactions, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Securities.

Accordingly, the Securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the Securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.  Each purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase or holding of the Securities that (a) it is not a Plan and its purchase and holding of the Securities is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the Securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).  Accordingly, each such purchaser or holder of the Securities shall be required to represent (and deemed to have represented by its purchase of the Securities) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the Securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The Securities are contractual financial instruments.  The financial exposure provided by the Securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Securities.  The Securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Securities.

Each purchaser or holder of any Securities acknowledges and agrees that:

(i)           the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Securities, (B) the purchaser or holder’s investment in the Securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Securities;

(ii)           we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Securities and (B) all hedging transactions in connection with our obligations under the Securities;

(iii)           any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)           our interests are adverse to the interests of the purchaser or holder; and

(v)           neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.  The sale of any Securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of Securities by the account, plan or annuity.

UNITED STATES FEDERAL TAX CONSIDERATIONS

Prospective investors should note that the discussion under the section called “Certain United States Federal Income Tax Considerations” in the accompanying prospectus supplement does not apply to the Securities issued under this pricing supplement and is superseded by the following discussion.

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the Securities.  It applies only to an initial holder of a Security that purchases the Security for cash at its stated principal amount and holds the Security as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  It does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the Securities;

•	investors holding the Securities as part of a "straddle," conversion transaction or constructive sale transaction;

•	U.S. Holders (defined below) whose functional currency is not the U.S. dollar;

•	entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	tax-exempt entities, including an "individual retirement account" or "Roth IRA"; and

•	persons subject to the alternative minimum tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.  Partnerships holding Securities and partners in such partnerships should consult their tax advisers as to the particular U.S. federal tax consequences of holding and disposing of Securities.

As the law applicable to the U.S. federal taxation of instruments such as the Securities is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, this discussion does not address the effects of any applicable state, local or foreign tax laws or the potential application of the Medicare Contribution Tax.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect.

Tax Treatment of the Securities

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the Securities or similar instruments, significant aspects of the treatment of an investment in the Securities are uncertain.  In connection with any information reporting requirements we may have in respect of the Securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat a Security as a put option (the “Put Option”) written by the holder with respect to the Underlying Index, secured by a cash deposit equal to the stated principal amount of the Security (the “Deposit”).  In the opinion of our tax counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the Securities is reasonable under current law; however, our tax counsel has advised us that due to the lack of any controlling legal authority it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Under this treatment:

•	a portion of each coupon payment will be attributable to interest on the Deposit; and

•
the remainder will represent option premium attributable to the holder's grant of the Put Option (with respect to each coupon payment received and, collectively, all coupon payments received, "Put Premium").

We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment.  Accordingly, potential investors should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the Securities and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the treatment of each Security as a Put Option and a Deposit.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders.  As used herein, the term “U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Coupon Payments.  Based on current market conditions, the Deposit should be treated as a “variable rate debt instrument.” Under this treatment, interest on the Deposit will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the holder’s method of tax accounting. The Put Premium will not be taken into account until maturity or earlier redemption, sale or exchange of the Securities.  We will provide the percentage of each coupon payment that we will allocate to interest on the Deposit and to Put Premium in the final pricing supplement for the Securities. This allocation is binding on you unless you disclose otherwise on your U.S. federal income tax return; however, it is not binding on the IRS, and the IRS might disagree with it.

Sale or Exchange Prior to Redemption or Maturity.  Upon a sale or exchange of a Security prior to maturity or earlier redemption, a U.S. Holder should apportion the amount realized between the Deposit and the Put Option based on their respective values on the date of sale or exchange.  Because the amount of a coupon payment in respect of an accrual period will not be known until the end of the relevant observation period, it is not clear how much interest, if any, will be treated as having accrued on the Deposit at the time of a sale or exchange that occurs during the period.  Except with respect to amounts attributable to accrued interest on the Deposit, which will be treated as such, a U.S. Holder will recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the amount realized that is apportioned to the Deposit (the “Deposit Value”) and (ii) the U.S. Holder’s basis in the Deposit (i.e., the stated principal amount of the Security).  Such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the Security for more than one year, and short-term capital gain or loss otherwise.

Any difference between the amount realized on the sale or exchange and the Deposit Value will be apportioned to the Put Option.  If the Deposit Value exceeds the amount realized upon the sale or exchange of a Security, a U.S. Holder will be treated as having made a payment equal to such excess in exchange for the purchaser’s assumption of the Put Option.  The U.S. Holder will recognize gain or loss in respect of the Put Option in an amount equal to the total Put Premium previously received by the U.S. Holder, decreased by the amount deemed to be paid by the U.S. Holder, or increased by the amount deemed to be paid to the U.S. Holder, in exchange for the purchaser’s assumption of the Put Option.  This gain or loss will be short-term capital gain or loss.

Tax Treatment at Redemption or Maturity.  The coupon payment received at redemption or maturity will be treated as described above under “Coupon Payments.”

If a Security is retired for its stated principal amount (without taking into account any coupon payment), the Put Option will be deemed to have expired unexercised, in which case a U.S. Holder will recognize short-term capital gain in an amount equal to the sum of all payments of Put Premium received, including the Put Premium received at retirement.

At maturity, if a U.S. Holder receives an amount (without taking into account the final coupon payment) that is different from the stated principal amount of the Security, the Put Option will be deemed to have been exercised and the U.S. Holder will be deemed to have applied the Deposit toward the cash settlement of the Put Option.  In that case, the U.S. Holder will recognize gain or loss with respect to the Put Option in an amount equal to the difference between (i) the total Put Premium received (including the Put Premium received at maturity) and the cash the U.S. Holder receives at maturity, excluding the final coupon payment, and (ii) the Deposit. This gain or loss will be short-term capital gain or loss.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the Securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to the Securities.  It is possible, for example, that the Securities could be treated in their entirety as debt instruments issued by us.  Under this treatment, the Securities would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments.  In that event, regardless of the U.S. Holder’s tax accounting method, in each year that the U.S. Holder held the Securities the U.S. Holder would be required to accrue income, subject to certain adjustments, based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the Securities.  In addition, any gain on the sale, exchange or settlement of the Securities would be treated as ordinary income.  It is also possible that the entire coupon on the Securities could be treated as income to a U.S. Holder at the time received or accrued.

Other possible U.S. federal income tax treatments of the Securities could also affect the timing and character of income or loss with respect to the Securities.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the Securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

Moreover, in light of the uncertain treatment of the Securities, it is possible that other persons having withholding or information reporting responsibility in respect of the Securities may treat a Security differently, for instance, by treating the entire coupon payment as ordinary income at the time received or accrued by a holder.

U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by the notice described above.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:

•      an individual who is classified as a nonresident alien;

•      a foreign corporation; or

•      a foreign trust or estate.

The term “Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes or certain former citizens or residents of the United States.  Such holders should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the Securities.

Under the tax treatment described above under “—Tax Treatment of the Securities,” a Non-U.S. Holder of the Securities generally should not be subject to U.S. federal withholding or income tax in respect of payments on the Securities or amounts received on the sale, exchange or retirement of the Securities, provided that (i) income in respect of the Securities is not effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States, and (ii) the Non-U.S. Holder (or a financial institution holding the Securities on behalf of the Non-U.S. Holder) furnishes to the applicable withholding agent an appropriate IRS Form W-8 certifying under penalties of perjury that the beneficial owner is not a U.S. person.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the Securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the Securities, possibly with retroactive effect.  Accordingly,  Non-U.S. Holders should consult their tax advisers regarding the issues presented by the notice.

While we currently do not intend to withhold on payments on the Securities to Non-U.S. Holders, in light of the uncertain treatment of the Securities other persons having withholding or information reporting responsibility in respect of the Securities may treat some or all of each coupon payment on a Security as subject to withholding tax at a rate of 30%.  Moreover, it is possible that, in light of further guidance, we may determine that we are required to withhold at a rate of 30% on coupon payments on the Securities.  If withholding tax applies to the Securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

If the Non-U.S. Holder is engaged in a U.S. trade or business, and if income or gain from the Securities is effectively connected with the conduct of that trade or business, the Non-U.S. Holder generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise.  Non-U.S. Holders to which this paragraph may apply should consult their tax advisers regarding other U.S. tax consequences of the ownership and disposition of the Securities, including, if the Non-U.S. Holder is a corporation, the possible imposition of a 30% branch profits tax.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, the Securities are likely to be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the Securities.

Information Reporting and Backup Withholding

Payments on the Securities and amounts received on the sale, exchange or retirement of the Securities may be subject to information reporting and, if the holder fails to provide certain identifying information (such as an accurate taxpayer identification number in the case of a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code.  A Non-U.S. Holder (or a financial institution holding the Securities on behalf of the Non-U.S. Holder) that provides the applicable withholding agent with the appropriate IRS Form W-8 will generally establish an exemption from backup withholding.  Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the Securities.

Prospective investors in the Securities should consult their tax advisers regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the Securities, including any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

We are responsible for the information contained or incorporated by reference in this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this pricing supplement or the accompanying underlying supplement, prospectus supplement or prospectus is accurate as of any date other than the date on the front of the document. We are not making an offer of these securities in any state where the offer is not permitted

Citigroup Funding Inc.

Medium-Term Notes, Series D

Autocallable Contingent Coupon Equity Linked Securities Based on the S&P 500® Index

due December    , 2017

($1,000 Stated Principal Amount per Security)
Any Payments Due from Citigroup Funding Inc.
Fully and Unconditionally Guaranteed
by Citigroup Inc.

Pricing Supplement

November    , 2012
(Including Underlying Supplement No. 1 Dated May 23, 2012, Prospectus Supplement Dated
May 12, 2011 and Prospectus Dated
 May 12, 2011)

________________________
TABLE OF CONTENTS
Page
Pricing Supplement
Preliminary Terms	PS-2
Risk Factors	PS-3
Description of the Securities	PS-9
Hypothetical Examples of Amounts Payable on the Securities	PS-15
Description of the S&P 500® Index	PS-21
Plan of Distribution; Conflicts of Interest	PS-22
Benefit Plan Investor Considerations	PS-24
United States Federal Tax Considerations	PS-26

Underlying Supplement
Risk Factors	1
Equity Index Descriptions	17
Commodity Index Descriptions	120
Fund Descriptions	141

Prospectus Supplement
Risk Factors	S-3
Important Currency Information	S-7
Description of the Securities	S-8
Certain United States Federal Income Tax Considerations	S-34
Plan of Distribution; Conflicts of Interest	S-41
Validity of the Securities	S-42
ERISA Matters	S-42

Prospectus
Prospectus Summary	1
Forward-Looking Statements	8
Citigroup Inc.	8
Citigroup Funding Inc.	8
Use of Proceeds and Hedging	9
European Monetary Union	10
Description of Debt Securities	10
Description of Index Warrants	21
Description of Debt Security and Index Warrant Units	24
Plan of Distribution; Conflicts of Interest	25
ERISA Matters	28
Legal Matters	28
Experts	28